EXHIBIT 21

READING INTERNATIONAL, INC. – LIST OF SUBSIDIARIES

Subsidiary (Jurisdiction of Incorporation)

A.C.N. 143 633 096 Pty Ltd (Australia)

AHGP, Inc. (Delaware)

AHLP, Inc. (Delaware)

Angelika Film Centers, LLC (Delaware)

Angelika Film Center Mosaic, LLC (Nevada)

Angelika Film Center Union Market, LLC (Nevada)

Angelika Film Centers (Dallas), Inc. (Texas)

Angelika Film Centers (Plano) LP (Nevada)

Angelika Plano Beverage LLC (Texas)

Angelika Plano Holdings, LLC (Nevada)

Australia Country Cinemas Pty Ltd (Australia)

Australian Equipment Supply Pty Ltd (Australia)

Bayou Cinemas LP (Delaware)

Bogart Holdings Ltd (New Zealand)

Burwood Developments Pty Ltd (Australia)

Carmel Theatres, LLC (Nevada)

Citadel Agriculture, Inc. (California)

Citadel Cinemas, Inc.  (Nevada)

Citadel Realty, Inc. (Nevada)

City Cinemas, LLC (Nevada)

Consolidated Amusement Holdings, LLC  (Nevada)

Consolidated Cinema Services, LLC (Nevada)

Consolidated Cinemas Kapolei, LLC (New Zealand)

Consolidated Entertainment, LLC (Nevada)

Courtenay Car Park Ltd (New Zealand)

Craig Corporation (Nevada)

Darnelle Enterprises Limited (New Zealand)

Dimension Specialty, Inc. (Delaware)

Epping Cinemas Pty Ltd (Australia)

Garden Walk Cinema, LLC (Nevada)

Gaslamp Theatres, LLC (Nevada)

Hope Street Hospitality, LLC (Delaware)

Hotel Newmarket Pty Ltd  (Australia)

Kaahumanu Cinemas, LLC (Nevada)

Kahala Cinema Company LLC (Nevada)

KMA Cinemas, LLC (Nevada)

Liberty Live, LLC (Nevada)

Liberty Theaters, LLC (Nevada)

Liberty Theatres Properties LLC (Nevada)

Liberty Theatricals, LLC (Nevada)

Minetta Live, LLC (Nevada)

Movieland Cinemas (NZ) Ltd (New Zealand)

NZ Equipment Supply Limited (New Zealand)

Newmarket Properties #3 Pty Ltd (Australia)

Newmarket Properties No. 2 Pty Ltd (Australia)

Newmarket Properties Pty Ltd (Australia)

Orpheum Live, LLC (Nevada)

Queenstown Land Holdings Ltd (New Zealand)

RCPA LLC (Pennsylvania)

RDI Employee Investment Fund LLC (California)

Reading Arthouse Limited (New Zealand)

Reading Auburn Pty Ltd (Australia)

Reading Australia Leasing (E&R) Pty Ltd (Australia)

Reading Belmont Pty Ltd (Australia)

Reading Capital Corporation (Delaware)

Reading Center Development Corporation (Pennsylvania)

Reading Charlestown Pty Ltd (Australia)

Reading Cinemas Courtenay Central Ltd (New Zealand)

Reading Cinemas Management Pty Ltd (Australia)

Reading Cinemas NJ, Inc.  (Delaware)

Reading Cinemas of Puerto Rico, Inc. (Puerto Rico)

Reading Cinemas Pty Ltd (Australia)

Reading Cinemas Puerto Rico LLC (Nevada)

Reading Cinemas USA LLC (Nevada)

Reading Colac Pty Ltd (Australia)

Reading Consolidated Holdings (Hawaii), Inc. (Hawaii)

Reading Consolidated Holdings, Inc. (Nevada)

Reading Courtenay Central Limited (New Zealand)

Reading Dandenong Pty Ltd (Australia)

Reading Dunedin Limited (New Zealand)

Reading Elizabeth Pty Ltd (Australia)

Reading Entertainment Australia Pty Ltd (Australia)

Reading Exhibition Pty Ltd (Australia)

Reading Foundation, LTD (Nevada)

Reading Holdings, Inc. (Nevada)

Reading International Cinemas LLC (Delaware)

Reading International Services Company (California)

Reading Licenses Pty Ltd (Australia)

Reading Maitland Pty Ltd (Australia)

Reading Malulani, LLC  (Nevada)

Reading Management NZ Limited (New Zealand)

Reading Melton Pty Ltd (Australia)

Reading Moonee Ponds Pty Ltd (Australia)

Reading Murrieta Theater, LLC (Nevada)

Reading New Lynn Limited (New Zealand)

Reading New Zealand Ltd (New Zealand)

Reading Pacific LLC (Nevada)

Reading Properties Indooroopilly Pty Ltd (Australia)

Reading Properties Lake Taupo Ltd (New Zealand)

Reading Properties Manukau Ltd  (New Zealand)

Reading Properties New Zealand Ltd (New Zealand)

Reading Properties Pty Ltd (Australia)

Reading Properties Taringa Pty Ltd (Australia)

Reading Property Holdings Pty Ltd (Australia)

Reading Queenstown Ltd (New Zealand)

Reading Restaurants NZ Limited (New Zealand)

Reading Rouse Hill Pty Ltd (Australia)

Reading Royal George, LLC (Delaware)

Reading Sunbury Pty Ltd (Australia)

Reading Theaters, Inc. (Delaware)

Reading Wellington Properties Ltd (New Zealand)

Rhodes Peninsula Cinema Pty Ltd (Australia)

Rialto Brands Ltd (New Zealand)

Rialto Cinemas Ltd (New Zealand)

Rialto Distribution Ltd (New Zealand)

Rialto Entertainment Ltd (New Zealand)

Ronwood Investments Ltd (New Zealand)

RREC LLC (Pennsylvania)

Rydal Equipment Co. (Pennsylvania)

S Note Liquidation Company, LLC (Nevada)

Sails Apartments Management Ltd (New Zealand)

Shadow View Land and Farming, LLC  (Nevada)

Sutton Hill Properties, LLC (Nevada)

The Port Reading Railroad Company (New Jersey)

Tobrooke Holdings Ltd (New Zealand)

Trans-Pacific Finance Fund I, LLC (Delaware)

Trenton-Princeton Traction Company (New Jersey)

Twin Cities Cinemas, Inc. (Delaware)

US Agricultural Investors, LLC (Delaware)

US Development, LLC (Nevada)

US International Property Finance Pty Ltd (Australia)

Washington and Franklin Railway Company (Pennsylvania)

Westlakes Cinema Pty Ltd (Australia)

Wilmington and Northern Railroad Company (Pennsylvania)